UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):	May 20, 2026

AIM IMMUNOTECH INC.

(Exact name of registrant as specified in its charter)

Delaware	001-27072	52-0845822
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

2117 SW Highway 484, Ocala, Florida		34473
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code:	(352) 448-7797

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading symbol	Name of each exchange on which registered
Common Stock, par value $0.001 per share	AIM	NYSE American

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01 Entry into a Material Definitive Agreement.

Securities Purchase Agreement

On May 20, 2026, AIM ImmunoTech Inc. (the “Company”) entered into a securities purchase agreement (the “Purchase Agreement”) with institutional investors (the “Investors”), pursuant to which the Company agreed to issue and sell to such investors in a registered direct offering 7,519,351 shares (the “Shares”) of common stock, par value $0.001 per share (the “Common Stock”), of the Company, at an offering price of $0.325 per share (such registered direct offering, the “Registered Offering”).

Pursuant to the Purchase Agreement, the Company also agreed to issue and sell to such Investors, in a concurrent private placement, warrants to purchase up to 15,038,702 shares of Common Stock (the “Common Warrants”), at an exercise price of $0.325 per share. The Common Warrants will become exercisable beginning on the effective date of stockholder approval of the issuance of the shares underlying the Common Warrants (such date, the “Stockholder Approval Date”), and will expire five years after the Stockholder Approval Date.

The gross proceeds to the Company from the Registered Offering are expected to be approximately $2.4 million, before deducting offering expenses payable by the Company. In addition, if the holders of the unregistered warrants exercise such warrants in full for cash following stockholder approval, the Company would receive additional gross proceeds of approximately $4.9 million. However, the Company cannot predict when or if the Common Warrants will be exercised for cash or exercised at all. The Common Warrants are exercisable on a cashless basis if, at the time of exercise, there is no effective registration statement registering, or no prospectus contained therein is available for, the resale of the shares of Common Stock issuable upon exercise of the Common Warrants.

The Registered Offering and concurrent private placement (collectively, the “Offerings”) are expected to close on or about May 21, 2026, subject to the satisfaction of customary closing conditions. Upon closing of the Offerings, the Company anticipates it will have at least $6.0 million in stockholders' equity.

The Purchase Agreement contains customary representations, warranties and agreements by the Company, customary conditions to closing, indemnification obligations of the Company, including for liabilities arising under the Securities Act of 1933, as amended (the “Securities Act”), other obligations of the parties, and termination provisions. The representations, warranties and covenants contained in the Purchase Agreement were made only for the purposes of such agreement and as of the specific dates, were solely for the benefit of the parties to such agreement and may be subject to limitations agreed upon by the contracting parties.

The Shares were offered by the Company pursuant to its shelf registration statement on Form S-3 (File No. 333-286319), which was declared effective by the Securities and Exchange Commission (the “SEC”) on July 3, 2025, and the base prospectus contained therein, and a prospectus supplement thereto that will be filed by the Company with the SEC.

The Common Warrants and the shares of Common Stock issuable upon the exercise of such Common Warrants (the “Common Warrant Shares”) were offered pursuant to the exemption provided in Section 4(a)(2) of the Securities Act of 1933, as amended (the “Securities Act”) and/or Rule 506(b) of Regulation D promulgated thereunder.

The Company has agreed to file a registration statement on Form S-1 providing for the resale of the Common Warrants and Common Warrant Shares on or prior to June 8, 2026 and to use commercially reasonable efforts to cause such registration statement to become effective within 60 days (or 90 days in the event of a “full review” by the SEC) and to keep such registration statement effective at all times until the time that no Holder owns any Common Warrants or Common Warrant Shares issuable upon exercise thereof. The securities to be included on the registration statement required to be filed will be included on the same registration statement required to be filed in accordance with the terms of the inducement agreement entered into on May 8, 2026.

Placement Agency Agreement

In connection with the Offerings, the Company also entered into a placement agency agreement, dated May 20, 2026 (the “Placement Agent Agreement”), with Ladenburg Thalmann & Co. Inc. (the “Placement Agent”), pursuant to which the Company agreed to pay the Placement Agent a cash fee equal to 8.0%, and a management fee equal to 0.75%, of the aggregate gross proceeds of the Offerings, and reimbursed the Placement Agent for certain expenses and legal fees. The Company also agreed to issue to the Placement Agent warrants to purchase 451,161 share of Common Stock (the “Placement Agent Warrants”), which represents 6.0% of the aggregate number of Shares issued in the Registered Offering. The Placement Agent Warrants will have substantially the same terms as the Common Warrants being offered in the concurrent private placement, except that the Placement Agent Warrants will have an exercise price of $0.40625 and expire five years from the commencement of the sales pursuant to the Offerings. In addition, the Placement Agent Warrants provide for piggyback registration rights upon request, in certain cases. The Placement Agency Agreement also includes customary indemnification and contribution provisions in favor of the Placement Agent.

The foregoing descriptions of the Purchase Agreement, Common Warrants, Placement Agency Agreement, and Placement Agent Warrants are qualified in their entirety by reference to the full text of such agreements, which are filed as Exhibits 10.1, 4.1, 10.2, and 4.2 to this Current Report on Form 8-K, respectively, and incorporated herein by reference.

A copy of the legal opinion and consent of Thompson Hine LLP relating to the Shares is attached hereto as Exhibit 5.1.

Item 3.02 Unregistered Sales of Equity Securities.

The information set forth in Item 1.01 of this Current Report on Form 8-K with respect to the Common Warrants and the Common Warrant Shares is incorporated herein by reference.

The Common Warrants and the Placement Agent Warrants will be issued in a private placement pursuant to the exemption from the registration requirements of the Securities Act, provided by Section 4(a)(2) thereof as transactions not involving a public offering and/or Rule 506 promulgated thereunder as sales to accredited investors. The Common Warrant Shares and the shares of Common Stock underlying the Placement Agent Warrants have not been registered under the Securities Act and will be issued, if at all, pursuant to the same exemption.

Item 8.01 Other Events.

On May 20, 2026, the Company issued a press release announcing the pricing of the Offerings. A copy of the press release is attached as Exhibits 99.1 to this Current Report on Form 8-K and is incorporated herein by reference.

Item 9.01 Financial Statements and Exhibits.

Exhibit No.	Description
4.1	Form of Common Warrant.
4.2	Form of Placement Agent Warrant.
5.1	Opinion of Thompson Hine LLP, dated May 21, 2026
10.1	Securities Purchase Agreement, dated May 20, 2026.
10.2	Placement Agency Agreement, dated May 20, 2026.
23.1	Consent of Thompson Hine LLP (included in Exhibit 5.1 above)
104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: May 21, 2026	AIM ImmunoTech Inc.

/s/ Thomas K. Equels
Thomas K. Equels
Chief Executive Officer